SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADAMIS PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-0429727
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2658 Del Mar Heights Rd., #555
Del Mar, CA 92014

(Address of Principal Executive Offices)

Adamis Pharmaceuticals Corporation
2009 Equity Incentive Plan
(Full Title of the Plans)

Dennis J. Carlo
Chief Executive Officer
Adamis Pharmaceuticals Corporation
2658 Del Mar Heights Rd., #555
Del Mar, CA 92014
 (858) 401-3984

(Name, Address and Telephone Number of Agent For Service)

Copies to:

C. Kevin Kelso, Esq.
Weintraub Genshlea Chediak
400 Capitol Mall
Sacramento, CA  95814

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

2009 Equity Incentive Plan Common Stock, $0.0001 par value	7,000,000	(3)	$0.79	(1)	$5,530,000	$308.58

(1)
Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices per share of the common stock of the Registrant on May 12, 2009, as reported on the OTC Bulletin Board on May 12, 2009.

(2)	Pursuant to Rule 416(a), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)
Represents 7,000,000 shares that are reserved for issuance under the Registrant’s 2009 Equity Incentive Plan (the Plan”).  The Plan provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the Plan on January 1, from 2010 until 2019.  The number of shares added each year will be equal to (i) five percent (5%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, or (ii) a lesser number of shares of Common Stock determined by the Board before the start of a calendar year for which and increase applies.

PART I
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 1. REGISTRANT INFORMATION AND EMPLOYEE PLAN INFORMATION

Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN INFORMATION

Not required to be filed with this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INFORMATION INCORPORATED BY REFERENCE.

Adamis Pharmaceuticals Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (“Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(b)
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report referred to in (a) above.

(c)
The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(d)
All documents that we subsequently file under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act before we file a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to specific sections of such statements as set forth therein.  Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof, shall not be incorporated by reference into this Registration Statement.

Any statement incorporated herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws, provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Registrant has entered into Indemnity Agreements with its current directors to give such directors additional contractual assurances regarding the scope of the indemnification set forth in the amended and restated certificate of incorporation and to provide additional procedural protections.

See also the undertakings set out in response to Item 9.

The indemnification provisions in the Company’s Bylaws and the Indemnity Agreements described above may be sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description

4.01
Registrant's Amended and Restated Certificate of Incorporation (incorporated herein by reference to exhibits filed with the Registrant's Current Report on Form 8-K filed with the Commission on April 3, 2009 (the “April Form 8-K”).

4.02	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated herein by reference to exhibits filed with the April Form 8-K).

4.03
Registrant's Bylaws, as amended (incorporated herein by reference to exhibits filed with the to Registrant's registration statement (the “Form S-4”) on Form S-4/A, file no. 333-155322, filed with the Commission on January 12, 2009).

4.04	Adamis Pharmaceuticals Corporation 2009 Equity Incentive Plan (Incorporated by reference to exhibits filed with the April Form 8-K ).

4.05	Form of Option Agreements under 2009 Equity Incentive Plan (incorporated by reference to exhibits filed with the Form S-4).

5.01	Opinion of Weintraub Genshlea Chediak, law corporation.

23.01	Consent of Mayer Hoffman McCann P.C., Independent Registered Public Accounting Firm.

23.02	Consent of Weintraub Genshlea Chediak, law corporation (included in Exhibit 5.01).

24.01	Power of Attorney (see signature page).

ITEM 9.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Del Mar, California, on this 13th day of May, 2009.

ADAMIS PHARMACEUTICALS CORPORATION

By:	/s/ Dennis J. Carlo
Dennis J. Carlo
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Dennis J. Carlo and Robert O. Hopkins, and each of them, his attorneys-in-fact, and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be signed in one or more counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer: /s/ DENNIS J. CARLO	Director and Chief Executive Officer	May 13, 2009
Dennis J. Carlo

Principal Financial Officer
and Principal Accounting Officer:

/s/ ROBERT O. HOPKINS	Chief Financial Officer	May 13, 2009
Robert O. Hopkins

Additional Directors:

/s/ ROBERT B. ROTHERMEL	Director	May 13, 2009
Robert B. Rothermel
/s/ JOHN Q. ADAMS, SR.	Director	May 13, 2009
John Q. Adams, Sr.
/s/ RICHARD C. WILLIAMS	Chairman	May 13, 2009
Richard C. Williams
/s/ DAVID J. MARGUGLIO	Director	May 13, 2009
David J. Marguglio
/s/ RICHARD L. ALOI	Director	May 13, 2009
Richard L. Aloi

EXHIBIT INDEX

Exhibit No.	Description

4.01
Registrant's Amended and Restated Certificate of Incorporation (incorporated herein by reference to exhibits filed with the Registrant's Current Report on Form 8-K filed with the Commission on April 3, 2009 (the “April Form 8-K”).

4.02	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated herein by reference to exhibits filed with the April Form 8-K).

4.03
Registrant's Bylaws, as amended (incorporated herein by reference to exhibits filed with the to Registrant's registration statement (the “Form S-4”) on Form S-4/A, file no. 333-155322, filed with the Commission on January 12, 2009).

4.04	Adamis Pharmaceuticals Corporation 2009 Equity Incentive Plan (Incorporated by reference to exhibits filed with the April Form 8-K ).

4.05	Form of Option Agreements under 2009 Equity Incentive Plan (incorporated by reference to exhibits filed with the Form S-4).

5.01	Opinion of Weintraub Genshlea Chediak, law corporation.

23.01	Consent of Mayer Hoffman McCann P.C., Independent Registered Public Accounting Firm.

23.02	Consent of Weintraub Genshlea Chediak, law corporation (included in Exhibit 5.01).

24.01	Power of Attorney (see signature page).